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                                                                     EXHIBIT 99C

                                REVOCABLE PROXY
                          MACOMB FEDERAL SAVINGS BANK


                         ANNUAL MEETING OF STOCKHOLDERS
                           ____________________, 1996
                                 ___:___ __.m.


    The undersigned hereby appoints the official proxy committee, consisting of Messrs. Jacobson (Chairman), _____________________________ and
____________________, of the Board of Directors of Macomb Federal Savings Bank ("MFSB"), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of common stock of MFSB which the undersigned is entitled to vote only at the Special Meeting of Stockholders, to be held at the _______________________________, ___________________,
______________________, Michigan on __________________, 1996, at _________
____.m., and at any and all adjournments thereof, as follows:

                Proposal to approve the Agreement and Plan of Reorganization dated November 8, 1995, among D&N, D&N Bank, a Federal Savings Bank, and MFSB (the "Merger Agreement") as described in the accompanying Proxy Statement/Prospectus.

[ ]  FOR                       [ ]  AGAINST                         [ ]  ABSTAIN

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.
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                                     [BACK]


    THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE PROPOSAL. If any other business is presented at the Special Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned acknowledge receipt from MFSB prior to the execution of this proxy of a Notice of Special Meeting and of a Proxy Statement/Prospectus dated ___________________, 1996.


Dated_________________________         _________________________________
                                       Signature of Shareholder


                                       _________________________________
                                       Signature of Shareholder

                                       Please sign exactly as your name
                                       appears on this card.  When signing as
                                       attorney, executor, administrator,
                                       trustee or guardian, please give your
                                       full title. If shares are held jointly, each holder may sign but only one signature is required.


PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.